Exhibit 99.3

ZORAN CORPORATION
2005 OUTSIDE DIRECTORS EQUITY PLAN
NOTICE OF GRANT OF NONSTATUTORY STOCK OPTION
(INITIAL OPTION)

The Participant has been granted an option (the “Option”) to purchase certain shares of Stock of Zoran Corporation pursuant to the Zoran Corporation 2005 Outside Directors Equity Plan (the “Plan”), as follows:

Participant:

Date of Grant:

Number of Option Shares:	30,000

Exercise Price:	$

Initial Vesting Date:	The first anniversary of the Date of Grant

Option Expiration Date:	The date ten (10) years after the Date of Grant

Tax Status of Option:	Nonstatutory Stock Option.

Vested Shares:

Except as provided in the Stock Option Agreement, the number of Vested Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the Number of Option Shares by the “Vested Ratio” determined as of such date as follows:

	Prior to Initial Vesting Date	0

	On Initial Vesting Date, provided the Participant’s Service has not terminated prior to such date	1/4

Plus

	For each additional full year of the Participant’s continuous Service from Initial Vesting Date until the Vested Ratio equals 1/1, an additional	1/4

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Option is governed by this Grant Notice and by the provisions of the Plan and the Stock Option Agreement, both of which are made a part of this document. The Participant acknowledges that copies of the Plan, the Stock Option Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and the Stock Option Agreement, and hereby accepts the Option subject to all of their terms and conditions.

ZORAN CORPORATION		PARTICIPANT

By:
Signature
Its:
Date
Address:	1390 Kifer Road
	Sunnyvale, CA 94086	Address

ATTACHMENTS:	2005 Outside Directors Equity Plan, as amended to the Date of Grant; Nonstatutory Stock Option Agreement, Exercise Notice and Plan Prospectus